UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

ROO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25659	11-3447894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 East 45th Street 8th Floor New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (646) 352-0260

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.

On May 4, 2007, ROO Group, Inc. (the “Company”) entered into a Securities Purchase Agreement pursuant to which the Company received subscriptions for the sale of $25,000,000 of shares of common stock and warrants to accredited investors. The offering closed on May 10, 2007. The shares of common stock were sold at a price of $2.50 per share. Each investor will be issued warrants to purchase a number of shares of common stock equal to 30% of the number of shares of common stock purchased. The warrants have an exercise price of $4.50 per share and a term of five years. At any time at which the market price of the Company's Common Stock exceeds $6.00 for 10 trading days during any 20 consecutive trading days, the Company may elect to call the warrants, provided that, the shares underlying such warrants are registered pursuant to a registration statement and provided further that, in no event shall the number of shares that may be acquired by the holder in the event the Company calls the warrant will result in ownership of more than 4.9% for purposes of Section 13(d) or Section 16 of the 1934 Act.

The transaction was exempt from registration requirements pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 30 days following the closing date. If the registration statement is not filed within such time the Company is required to pay liquidated damages to the investors equal to 1% of the dollar amount of their investment per month (pro rata on a 30-day basis), up to a maximum of 10% until the Registration Statement is filed.

Further, if the registration statement is not declared effective within (i) 90 days of the closing (or in the event of a review by the SEC, within 120 days following the closing date), or (ii) 5 trading days after being notified that the registration will not be reviewed or will not be subject to further review, the Company is required to pay liquidated damages to the investors equal to 1% of the dollar amount of their investment per month (pro rata on a 30-day basis), up to a maximum of 10% until the registration statement is declared effective; provided that if one or more registration statements shall not be effective two years after the closing, the Company shall be required to pay an additional 8% in liquidated damages. In the event one or more registration statements is filed and declared effective, but shall thereafter cease to be effective and such lapse is not cured within 10 business days, the Company shall be required to pay liquidated damages to the investors equal to 1% of the dollar amount of their investment per month (pro rata on a 30-day basis), up to a maximum of 10% until the earlier of (i) the date the lapse is cured or (ii) the earlier of the date on which all of the securities purchased by the investors can be sold pursuant to Rule 144(k) or all the securities are sold pursuant to a registration statement.

Merriman Curhan Ford & Co., registered broker-dealer, acted as placement agent for the sale of the Company’s common stock.

On May 10, 2007 the Company issued a press release with respect to the foregoing, a copay of which is included hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
4.1	Form of warrant
10.1	Securities Purchase Agreement dated May 4, 2007
10.2	Escrow Agreement dated May 4, 2007
99.1	Press Release dated May 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROO Group, Inc.

Date: May 10, 2007	/s/ Lou Kerner Lou Kerner
Chief Financial Officer